Exhibit 99.1
REALOGY REPORTS THIRD QUARTER
2021 FINANCIAL RESULTS

MADISON, N.J. (October 28, 2021) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the quarter ended September 30, 2021.
"Realogy delivered powerful third quarter results with terrific top- and bottom-line performance, market share gains for the fifth consecutive quarter, impressive free cash flow, and an even stronger capital structure," said Ryan Schneider, Realogy's chief executive officer and president. "We are excited by our strategic progress throughout 2021, especially across Realogy's market-leading luxury positions, differentiated RealSure venture, and continued technology innovation as we proactively transform the future of real estate.”

"In the third quarter, Realogy drove excellent financial performance, delivering $273 million in Operating EBITDA and generating $282 million of free cash flow, as we significantly strengthened our capital structure," said Charlotte Simonelli, Realogy's executive vice president, chief financial officer, and treasurer. "Realogy is making incredible progress, proactively repaying $435 million of debt in September, consistently delivering quality financial results, and strategically investing to unlock additional value for shareholders."
Third Quarter 2021 Highlights
•Generated Revenue of $2.2 billion, an increase of 15% or $277 million year-over-year.
•Reported Net income of $114 million and basic earnings per share of $0.98, an increase of $16 million or $0.13 per share vs. prior year.
•Generated Operating EBITDA of $273 million, a decrease of $40 million year-over-year. The third quarter of 2020 included approximately $40 million in temporary cost savings (See Table 5a).
•Net Debt Leverage Ratio of 2.3x and Senior Secured Leverage Ratio of negative 0.27x at September 30, 2021 (See Tables 8a and 8b).
•Repaid $435 million of debt, including all outstanding Term Loan B and the non-extended portion of the Term Loan A.
•Reported Free Cash Flow of $282 million in the third quarter of 2021 and $458 million year to date September 30, 2021 (See Table 7).
•Combined closed transaction volume increased 12% year-over-year in the third quarter of 2021 driving market share gains for the fifth consecutive quarter. Our transaction volume growth was above the 9% year-over-year market volume growth reported by the National Association of Realtors (NAR).
•Owned Brokerage agent count grew 5% year-over-year, with growth for the 5th consecutive quarter, and continued to maintain strong retention levels.
•Strong cost management with $80 million in permanent cost savings expected in 2021 with actions taken for approximately 90% of the target savings and $70 million realized in the income statement through September 30, 2021.

Realogy Reports Financial Results for Third Quarter 2021

Third Quarter 2021 Financial Highlights
The following table sets forth Realogy’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended September 30,
	2021	2020	Change	% Change
Revenue	$2,186	$1,909	$277	15%
Operating EBITDA [1]	273	313	(40)	(13)
Net income attributable to Realogy	114	98	16	16
Adjusted net income [2]	119	162	(43)	(27)
Earnings per share	0.98	0.85	0.13	15
Adjusted earnings per share [2]	1.02	1.40	(0.38)	(27)
Free Cash Flow [3]	282	395	(113)	(29)
Net cash provided by operating activities	$303	$385	$(82)	(21)%

Select Key Drivers
Realogy Franchise Group 4 5
Closed homesale sides	316,195	336,737		(6)%
Average homesale price	$427,052	$367,095		16%
Realogy Brokerage Group [5]
Closed homesale sides	101,536	101,890		—%
Average homesale price	$662,006	$563,513		17%
Realogy Title Group
Purchase title and closing units	47,004	45,788		3%
Refinance title and closing units	12,836	18,387		(30)%
_______________
Footnotes:
1 See Tables 5a and 5b. Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets.
2 See Table 1a. Adjusted Net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments and the tax effect of the foregoing adjustments. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
3 See Table 7. Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Includes all franchisees except for Realogy Brokerage Group.
5 The Company's combined homesale transaction volume growth (transaction sides multiplied by average sale price) increased 12% compared with the third quarter of 2020.
Balance Sheet and Capital Allocation
The Company ended the third quarter of 2021 with cash and cash equivalents of $701 million*. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $2.4 billion at September 30, 2021. The Company's Net Debt Leverage Ratio was 2.3x at September 30, 2021 (see Table 8b).
On September 16, 2021, we used cash on hand to repay an aggregate of $435 million of secured debt which included approximately $197 million in principal amount of outstanding borrowings under the Term Loan A Facility (representing all of the remaining Non-Extended Term Loan A) and approximately $238 million in principal amount of outstanding borrowings under the Term Loan B Facility (representing all of the remaining Term Loan B).

Realogy Reports Financial Results for Third Quarter 2021

A consolidated balance sheet is included as Table 2 of this press release.
______________
* excludes restricted cash
Investor Conference Call
Today, October 28, at 8:30 a.m. (ET), Realogy will hold a conference call via webcast to review its Q3 2021 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (833) 646-0499 (toll free); international participants should dial (918) 922-3007. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy (NYSE: RLGY) is moving the real estate industry to what’s next. As the leading and most integrated provider of U.S. residential real estate services encompassing franchise, brokerage, relocation, and title and settlement businesses as well as a mortgage joint venture, Realogy supported approximately 1.4 million home transactions in 2020. The company’s diverse brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Realogy fuels the productivity of its approximately 196,600 independent sales agents in the U.S. and approximately 140,800 independent sales agents in 117 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for ten consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work four years in a row, named one of LinkedIn’s 2021 Top Companies in the U.S., and honored on the Forbes list of World’s Best Employers 2021.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements: adverse developments or the absence of sustained improvement in the U.S. residential real estate markets, either regionally or nationally, which could include, but are not limited to factors that could impact homesale transaction volume, such as: continued or accelerated declines in inventory or a decline in the number of home sales, increases in mortgage rates or inflation or tightened mortgage standards, changes in consumer preferences, including weakening in the consumer trends that have benefited us since the second half of 2020, reductions in housing affordability, and stagnant or declining home prices; adverse developments or the absence of sustained improvement in macroeconomic conditions (such as business, economic or political conditions) on a global, domestic or local basis, which could include, but are not limited to economic contraction in the U.S. economy, including the impact of recessions, slow economic growth, or a deterioration in other economic factors (including potential consumer, business or governmental defaults or delinquencies due to the COVID-19 crisis or otherwise) and fiscal and monetary policies of the federal government and its agencies, particularly those that may result in unfavorable changes to the interest rate environment and tax reform; The impact of evolving competitive and consumer dynamics, which could include, but are not limited to: continued erosion of the broker share of the commission income generated by homesale transactions and the continued rise of the sale agent’s share of such commissions, our ability to compete against non-traditional competitors, including but not limited to, iBuying and home swap business models and virtual brokerages, in particular those competitors with access to significant third-party capital that may prioritize market share over

Realogy Reports Financial Results for Third Quarter 2021

profitability, and meaningful decreases in the average broker commission rate; adverse impacts from the COVID-19 crisis (due to the impact of virus mutations or otherwise), including amplification of risks to our business and worsening economic consequences of the crisis or the reinstatement of significant limitations on normal business operations; our ability to execute our business strategy and achieve growth, including our efforts to: recruit and retain productive independent sales agents, attract and retain franchisees or renew existing franchise agreements without reducing contractual royalty rates or increasing the amount and prevalence of sales incentives, compete for real estate services business, develop or procure products, services and technology that support our strategic initiatives, realize the expected benefits from our non-exclusive mortgage origination joint venture, our RealSure joint venture, our planned title underwriting joint venture, or from other existing or future strategic partnerships, achieve or maintain a beneficial cost structure or savings and other benefits from our cost-saving initiatives, generate a meaningful number of high-quality leads for independent sales agents and franchisees, complete or integrate acquisitions and joint ventures into our existing operations, or to complete or effectively manage divestitures or other corporate transactions; our geographic and high-end market concentration; the operating results of affiliated franchisees; continued consolidation among our top 250 franchisees; difficulties in the business or changes in the licensing strategy of, or complications in our relationships with, the owners of the two brands we do not own; the loss of our largest real estate benefit program client or multiple significant relocation clients; continued reductions in refinancing activity or corporate relocations or relocation benefits; the failure of third-party vendors or partners to perform as expected or our failure to adequately monitor such third-parties; interruptions in information technology used to operate our business and maintain our competitiveness; increases in mortgage rates, tightened mortgage underwriting standards or reductions in refinancing activity; actions taken by listing aggregators to monetize their concentration and market power; industry structure changes (as a result of new laws, regulations, consent decrees, administrative policies, litigation or other legal action, the rules of multiple listing services or NAR, or otherwise) that disrupt the functioning of the residential real estate market; adverse effects on our operations or liquidity due to our indebtedness, including with respect to: interest obligations and the negative covenant restrictions contained in our debt agreements, our ability to fund our operations, invest in our business or pursue growth opportunities, react to changes in the economy or our industry, or incur additional borrowings under our existing facilities, an event of default under our debt agreements, or our ability to refinance or repay our indebtedness or incur additional indebtedness; risks related to the issuance of our 0.25% Exchangeable Senior Notes and exchangeable note hedge and warrant transactions, including counterparty risk with respect to the exchangeable note hedge transactions; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing (whether through private litigation or governmental action), including but not limited to: (1) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (2) privacy or data security laws and regulations, (3) the Real Estate Settlement Procedures Act ("RESPA") or other federal or state consumer protection or similar laws, and (4) antitrust laws and regulations; cybersecurity incidents; impairment of our goodwill and other long-lived assets; and severe weather events or natural disasters, including increasing severity or frequency of such events due to climate change or otherwise, or other catastrophic events, including public health crises, such as pandemics and epidemics. Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2020, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 8a, 8b and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5a, 5b, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.
NAR data referenced herein is based on NAR’s most recent public estimates, which are subject to review and revision. Factors that may impact the comparability of the Company's homesale statistics to NAR are outlined in the

Realogy Reports Financial Results for Third Quarter 2021

Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and its Annual Report on Form 10-K for the year ended December 31, 2020.

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
alicia.swift@realogy.com	trey.sarten@realogy.com

Danielle Kloeblen	Gabriella Chiera
(973) 407-2148	(973) 407-5236
danielle.kloeblen@realogy.com	Gabriella.Chiera@realogy.com

Realogy Reports Financial Results for Third Quarter 2021                        6

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Gross commission income	$1,689	$1,458	$4,616	$3,227
Service revenue	315	281	878	702
Franchise fees	139	133	391	289
Other	43	37	124	114
Net revenues	2,186	1,909	6,009	4,332
Expenses
Commission and other agent-related costs	1,309	1,105	3,567	2,420
Operating	424	380	1,230	1,068
Marketing	69	55	193	155
General and administrative	120	108	324	265
Former parent legacy cost, net	—	1	1	1
Restructuring costs, net	4	17	14	47
Impairments	1	70	3	610
Depreciation and amortization	50	43	152	134
Interest expense, net	52	48	147	208
Loss on the early extinguishment of debt	3	—	21	8
Other loss (income), net	1	—	(17)	—
Total expenses	2,033	1,827	5,635	4,916
Income (loss) before income taxes, equity in earnings and noncontrolling interests	153	82	374	(584)
Income tax expense (benefit)	48	36	125	(110)
Equity in earnings of unconsolidated entities	(11)	(53)	(52)	(98)
Net income (loss)	116	99	301	(376)
Less: Net income attributable to noncontrolling interests	(2)	(1)	(5)	(2)
Net income (loss) attributable to Realogy Holdings	$114	$98	$296	$(378)

Earnings (loss) per share attributable to Realogy Holdings shareholders:
Basic earnings (loss) per share	$0.98	$0.85	$2.55	$(3.28)
Diluted earnings (loss) per share	$0.95	$0.84	$2.46	$(3.28)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	116.6	115.4	116.3	115.2
Diluted	120.3	116.7	120.2	115.2

Realogy Reports Financial Results for Third Quarter 2021                        7

Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(In millions, except per share data)
We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provide greater transparency into our operating results.
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) impairments; (e) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives and (f) the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income (loss) to Adjusted net income for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) attributable to Realogy Holdings	$114	$98	$296	$(378)
Addback:
Mark-to-market interest rate swap losses	(1)	—	(8)	59
Former parent legacy cost, net	—	1	1	1
Restructuring costs, net	4	17	14	47
Impairments (a)	1	70	3	610
Loss on the early extinguishment of debt	3	—	21	8
Adjustments for tax effect (b)	(2)	(24)	(8)	(196)
Adjusted net income attributable to Realogy Holdings	$119	$162	$319	$151

Earnings (loss) per share attributable to Realogy Holdings:
Basic earnings (loss) per share:	$0.98	$0.85	$2.55	$(3.28)
Diluted earnings (loss) per share:	$0.95	$0.84	$2.46	$(3.28)

Adjusted earnings per share attributable to Realogy Holdings:
Adjusted basic earnings per share:	$1.02	$1.40	$2.74	$1.31
Adjusted diluted earnings per share:	$0.99	$1.39	$2.65	$1.31

Weighted average common and common equivalent shares outstanding:
Basic:	116.6	115.4	116.3	115.2
Diluted:	120.3	116.7	120.2	115.2
_______________
(a)Non-cash impairments for the nine months ended September 30, 2020 primarily include:
•a goodwill impairment charge of $413 million related to Realogy Brokerage Group;
•an impairment charge of $30 million related to Realogy Franchise Group's trademarks; and
•$133 million of impairment charges during the nine months ended September 30, 2020 (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds.
(b)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Realogy Reports Financial Results for Third Quarter 2021                        8

Table 2
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$701	$520
Restricted cash	5	3
Trade receivables (net of allowance for doubtful accounts of $11 and $13)	140	128
Relocation receivables	185	139
Other current assets	194	154
Total current assets	1,225	944
Property and equipment, net	302	317
Operating lease assets, net	448	450
Goodwill	2,899	2,910
Trademarks	685	685
Franchise agreements, net	1,038	1,088
Other intangibles, net	175	188
Other non-current assets	421	352
Total assets	$7,193	$6,934
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$125	$128
Securitization obligations	146	106
Current portion of long-term debt	9	62
Current portion of operating lease liabilities	126	129
Accrued expenses and other current liabilities	661	600
Total current liabilities	1,067	1,025
Long-term debt	2,938	3,145
Long-term operating lease liabilities	418	430
Deferred income taxes	353	276
Other non-current liabilities	289	291
Total liabilities	5,065	5,167
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Realogy Holdings common stock: $0.01 par value; 400,000,000 shares authorized, 116,586,201 shares issued and outstanding at September 30, 2021 and 115,457,067 shares issued and outstanding at December 31, 2020	1	1
Additional paid-in capital	4,939	4,876
Accumulated deficit	(2,759)	(3,055)
Accumulated other comprehensive loss	(58)	(59)
Total stockholders' equity	2,123	1,763
Noncontrolling interests	5	4
Total equity	2,128	1,767
Total liabilities and equity	$7,193	$6,934

Realogy Reports Financial Results for Third Quarter 2021                        9

Table 3
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net income (loss)	$301	$(376)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	152	134
Deferred income taxes	76	(112)
Impairments	3	610
Amortization of deferred financing costs and debt discount (premium)	12	8
Loss on the early extinguishment of debt	21	8
Gain on the sale of business, net	(14)	—
Equity in earnings of unconsolidated entities	(52)	(98)
Stock-based compensation	21	19
Mark-to-market adjustments on derivatives	(8)	59
Other adjustments to net income (loss)	(2)	(1)
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(13)	(24)
Relocation receivables	(46)	2
Other assets	(12)	15
Accounts payable, accrued expenses and other liabilities	32	137
Dividends received from unconsolidated entities	49	59
Other, net	(31)	(22)
Net cash provided by operating activities	489	418
Investing Activities
Property and equipment additions	(71)	(69)
Proceeds from the sale of business	15	—
Investment in unconsolidated entities	(7)	(2)
Other, net	(5)	(13)
Net cash used in investing activities	(68)	(84)
Financing Activities
Net change in Revolving Credit Facility	—	(50)
Repayments of Term Loan A Facility and Term Loan B Facility	(1,490)	—
Proceeds from issuance of Senior Notes	905	—
Proceeds from issuance of Senior Secured Second Lien Notes	—	550
Redemption of Senior Notes	—	(550)
Proceeds from issuance of Exchangeable Senior Notes	403	—
Payments for purchase of Exchangeable Senior Notes hedge transactions	(67)	—
Proceeds from issuance of Exchangeable Senior Notes warrant transactions	46	—
Amortization payments on term loan facilities	(8)	(31)
Net change in securitization obligations	40	(62)
Debt issuance costs	(20)	(14)
Cash paid for fees associated with early extinguishment of debt	(11)	(7)
Taxes paid related to net share settlement for stock-based compensation	(9)	(5)
Other, net	(27)	(34)
Net cash used in financing activities	(238)	(203)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	—
Net increase in cash, cash equivalents and restricted cash	183	131
Cash, cash equivalents and restricted cash, beginning of period	523	266
Cash, cash equivalents and restricted cash, end of period	$706	$397

Supplemental Disclosure of Cash Flow Information
Interest payments (including securitization interest of $3 and $4 respectively)	$121	$133
Income tax payments (refunds), net	32	(9)

Realogy Reports Financial Results for Third Quarter 2021                        10

Table 4a

REALOGY HOLDINGS CORP.
2021 vs. 2020 KEY DRIVERS

Three Months Ended September 30,	Nine Months Ended September 30,
2021	2020	% Change	2021	2020	% Change
Realogy Franchise Group (a)
Closed homesale sides	316,195	336,737	(6)%	881,356	778,010	13%
Average homesale price	$427,052	$367,095	16%	$419,223	$341,427	23%
Average homesale broker commission rate	2.44%	2.48%	(4)	bps	2.46%	2.48%	(2)	bps
Net royalty per side	$401	$367	9%	$402	$341	18%
Realogy Brokerage Group
Closed homesale sides	101,536	101,890	—%	280,474	235,806	19%
Average homesale price	$662,006	$563,513	17%	$654,113	$537,602	22%
Average homesale broker commission rate	2.42%	2.44%	(2)	bps	2.43%	2.43%	—	bps
Gross commission income per side	$16,633	$14,315	16%	$16,457	$13,685	20%
Realogy Title Group
Purchase title and closing units	47,004	45,788	3%	128,207	106,540	20%
Refinance title and closing units	12,836	18,387	(30)%	47,775	44,834	7%
Average fee per closing unit	$2,675	$2,239	19%	$2,524	$2,189	15%
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for Third Quarter 2021                        11

Table 4b

REALOGY HOLDINGS CORP.
2020 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Realogy Franchise Group (a)
Closed homesale sides	203,188	238,085	336,737	312,335	1,090,345
Average homesale price	$322,465	$321,308	$367,095	$389,555	$355,214
Average homesale broker commission rate	2.47%	2.49%	2.48%	2.46%	2.48%
Net royalty per side	$316	$324	$367	$383	$353
Realogy Brokerage Group
Closed homesale sides	62,541	71,375	101,890	97,930	333,736
Average homesale price	$533,813	$503,935	$563,513	$590,351	$553,081
Average homesale broker commission rate	2.41%	2.43%	2.44%	2.42%	2.43%
Gross commission income per side	$13,597	$12,863	$14,315	$14,725	$13,990
Realogy Title Group
Purchase title and closing units	28,724	32,028	45,788	42,586	149,126
Refinance title and closing units	8,899	17,548	18,387	20,490	65,324
Average fee per closing unit	$2,269	$2,062	$2,239	$2,272	$2,213
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for Third Quarter 2021                        12

Table 5a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(In millions)
Set forth in the tables below is a reconciliation of Net income attributable to Realogy Holdings to Operating EBITDA for the three-month periods ended September 30, 2021 and 2020:

	Three Months Ended September 30,
	2021	2020
Net income attributable to Realogy Holdings	$114	$98
Income tax expense	48	36
Income before income taxes	162	134
Add: Depreciation and amortization	50	43
Interest expense, net	52	48
Restructuring costs, net (a)	4	17
Impairments (b)	1	70
Former parent legacy cost, net (c)	—	1
Loss on the early extinguishment of debt (c)	3	—
Loss on the sale of business, net	1	—
Operating EBITDA	$273	$313
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2021	2020			2021	2020			2021	2020
Realogy Franchise Group	$342	$314	$28	9%	$211	$200	$11	6%	62%	64%	(2)
Realogy Brokerage Group	1,705	1,479	226	15	51	61	(10)	(16)	3	4	(1)
Realogy Title Group (e)	250	213	37	17	54	95	(41)	(43)	22	45	(23)
Corporate and Other	(111)	(97)	(14)	*	(43)	(43)	—	*
Total Company	$2,186	$1,909	$277	15%	$273	$313	$(40)	(13)%	12%	16%	(4)
The following table reflects Realogy Franchise and Brokerage Groups' results before intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business segments to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2021	2020			2021	2020			2021	2020
Realogy Franchise Group (f)	$231	$217	$14	6%	$100	$103	$(3)	(3)%	43%	47%	(4)
Realogy Brokerage Group (f)	1,705	1,479	226	15	162	158	4	3	10	11	(1)
Realogy Franchise and Brokerage Groups Combined	$1,936	$1,696	$240	14%	$262	$261	$1	—%	14%	15%	(1)
_______________

* not meaningful.
(a)Restructuring charges incurred for the three months ended September 30, 2021 include $1 million at Realogy Franchise Group, $2 million at Realogy Brokerage Group and $1 million at Corporate and Other. Restructuring charges incurred for the three months ended September 30, 2020 include $4 million at Realogy Franchise Group, $11 million at Realogy Brokerage Group and $2 million at Corporate and Other.
(b)Non-cash impairments for the three months ended September 30, 2021 primarily relate to software impairments. Non-cash impairments for the three months ended September 30, 2020 include $59 million of impairment charges during the three months ended September 30, 2020 (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds and other asset impairments of $11 million primarily related to lease asset impairments.
(c)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(d)Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $111 million and $97 million during the three months ended September 30, 2021 and 2020, respectively.
(e)Realogy Title Group (RTG) includes our title, escrow and settlement services (title agency), title insurance underwriter and mortgage origination joint venture businesses. The title agency and title insurance underwriter businesses represented approximately 60% and 40%,

Realogy Reports Financial Results for Third Quarter 2021                        13

respectively, of RTG’s net revenues for the three-month period ended September 30, 2021. Excluding the mortgage origination joint venture from Operating EBITDA, title agency and title insurance underwriter represented approximately 60% and 40%, respectively of Operating EBITDA for the three-months ended September 30, 2021. The year-over-year decline in Operating EBITDA contribution from the mortgage origination joint venture, from $11 million for the three-months ended September 30, 2021 compared to $51 million for the three-months ended September 30, 2020, was primarily driven by the impact of mark-to-market adjustments on the mortgage loan pipeline, as well as gain-on-sale margin compression and a decline in refinance volumes, partially offset by strong purchase volume growth.
(f)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $111 million and $97 million during the three months ended September 30, 2021 and 2020, respectively.

Realogy Reports Financial Results for Third Quarter 2021                        14

Table 5b
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(In millions)
Set forth in the tables below is a reconciliation of Net income (loss) attributable to Realogy Holdings to Operating EBITDA for the nine-month periods ended September 30, 2021 and 2020:

	Nine Months Ended September 30,
	2021	2020
Net income (loss) attributable to Realogy Holdings	$296	$(378)
Income tax expense (benefit)	125	(110)
Income (loss) before income taxes	421	(488)
Add: Depreciation and amortization	152	134
Interest expense, net	147	208
Restructuring costs, net (a)	14	47
Impairments (b)	3	610
Former parent legacy cost, net (c)	1	1
Loss on the early extinguishment of debt (c)	21	8
Gain on the sale of business, net (d)	(14)	—
Operating EBITDA	$745	$520
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (e)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2021	2020			2021	2020			2021	2020
Realogy Franchise Group	943	$761	$182	24%	576	$421	$155	37%	61%	55%	6
Realogy Brokerage Group	4,667	3,281	1,386	42	116	25	91	364	2	1	1
Realogy Title Group (f)	706	510	196	38	170	168	2	1	24	33	(9)
Corporate and Other	(307)	(220)	(87)	*	(117)	(94)	(23)	*
Total Company	$6,009	$4,332	$1,677	39%	$745	$520	$225	43%	12%	12%	—
The following table reflects Realogy Franchise and Brokerage Groups' results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business segments to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2021	2020			2021	2020			2021	2020
Realogy Franchise Group (g)	$636	$541	$95	18%	$269	$201	$68	34%	42%	37%	5
Realogy Brokerage Group (g)	4,667	3,281	1,386	42	423	245	178	73	9	7	2
Realogy Franchise and Brokerage Groups Combined	$5,303	$3,822	$1,481	39%	$692	$446	$246	55%	13%	12%	1
_______________

* not meaningful.
(a)Restructuring charges incurred for the nine months ended September 30, 2021 include $4 million at Realogy Franchise Group, $6 million at Realogy Brokerage Group and $4 million at Corporate and Other. Restructuring charges incurred for the nine months ended September 30, 2020 include $10 million at Realogy Franchise Group, $32 million at Realogy Brokerage Group, $3 million at Realogy Title Group and $2 million at Corporate and Other.
(b)Non-cash impairments for the nine months ended September 30, 2021 primarily relate to software and lease asset impairments. Non-cash impairments for the nine months ended September 30, 2020 include:
•a goodwill impairment charge of $413 million related to Realogy Brokerage Group;
•an impairment charge of $30 million related to Realogy Franchise Group's trademarks;
•$133 million of impairment charges during the nine months ended September 30, 2020 (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds; and
•other asset impairments of $34 million primarily related to lease asset impairments.
(c)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(d)Gain on the sale of business, net is primarily recorded in Realogy Brokerage Group.
(e)Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $307 million and $220 million during the nine months ended September 30, 2021 and 2020, respectively.

Realogy Reports Financial Results for Third Quarter 2021                        15

(f)Realogy Title Group (RTG) includes our title, escrow and settlement services (title agency), title insurance underwriter and mortgage origination joint venture businesses. The title agency and title insurance underwriter businesses represented approximately 60% and 40%, respectively, of RTG’s net revenues for the nine-month period ended September 30, 2021. Excluding the mortgage origination joint venture from Operating EBITDA, title agency and title insurance underwriter represented approximately 60% and 40%, respectively of Operating EBITDA for the nine-months ended September 30, 2021. The year-over-year decline in Operating EBITDA contribution from the mortgage origination joint venture, from $49 million for the nine-months ended September 30, 2021 compared to $95 million for the nine-months ended September 30, 2020, was primarily driven by the impact of mark-to-market adjustments on the mortgage loan pipeline, as well as gain-on-sale margin compression and a decline in refinance volumes, partially offset by strong purchase volume growth.
(g)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $307 million and $220 million during the nine months ended September 30, 2021 and 2020, respectively.

Realogy Reports Financial Results for Third Quarter 2021                        16

Table 6a
REALOGY HOLDINGS CORP.
SELECTED 2021 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31,	June 30,	September 30,
	2021	2021	2021
Net revenues (a)
Realogy Franchise Group	$254	$347	$342
Realogy Brokerage Group	1,171	1,791	1,705
Realogy Title Group	201	255	250
Corporate and Other	(79)	(117)	(111)
Total Company	$1,547	$2,276	$2,186

Operating EBITDA
Realogy Franchise Group	$141	$224	$211
Realogy Brokerage Group	(5)	70	51
Realogy Title Group	61	55	54
Corporate and Other	(35)	(39)	(43)
Total Company	$162	$310	$273

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$162	$310	$273

Less: Depreciation and amortization	51	51	50
Interest expense, net	38	57	52
Income tax expense	17	60	48
Restructuring costs, net (b)	5	5	4
Impairments (c)	1	1	1
Former parent legacy cost, net (d)	—	1	—
Loss on the early extinguishment of debt (d)	17	1	3
(Gain) loss on the sale of business, net (e)	—	(15)	1
Net income attributable to Realogy Holdings	$33	$149	$114
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $79 million, $117 million and $111 million for the three months ended March 31, 2021, June 30, 2021 and September 30, 2021, respectively. Such amounts are eliminated through Corporate and Other.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended
	March 31,	June 30,	September 30,
	2021	2021	2021
Realogy Franchise Group	$2	$1	$1
Realogy Brokerage Group	2	2	2
Corporate and Other	1	2	1
Total Company	$5	$5	$4
(c)Impairments for the three months ended March 31, 2021, June 30, 2021 and September 30, 2021 primarily relate to software and lease asset impairments.
(d)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(e)(Gain) loss on the sale of business, net is primarily recorded in Realogy Brokerage Group.

Realogy Reports Financial Results for Third Quarter 2021                        17

Table 6b
REALOGY HOLDINGS CORP.
SELECTED 2020 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2020	2020	2020	2020	2020
Net revenues (a)
Realogy Franchise Group	$220	$227	$314	$298	$1,059
Realogy Brokerage Group	869	933	1,479	1,461	4,742
Realogy Title Group	137	160	213	226	736
Corporate and Other	(58)	(65)	(97)	(96)	(316)
Total Company	$1,168	$1,255	$1,909	$1,889	$6,221

Operating EBITDA
Realogy Franchise Group	$96	$125	$200	$173	$594
Realogy Brokerage Group	(51)	15	61	23	48
Realogy Title Group	12	61	95	58	226
Corporate and Other	(25)	(26)	(43)	(48)	(142)
Total Company	$32	$175	$313	$206	$726

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$32	$175	$313	$206	$726

Less: Depreciation and amortization	45	46	43	52	186
Interest expense, net	101	59	48	38	246
Income tax (benefit) expense	(141)	(5)	36	6	(104)
Restructuring costs, net (b)	12	18	17	20	67
Impairments (c)	477	63	70	72	682
Former parent legacy cost, net (d)	—	—	1	—	1
Loss on the early extinguishment of debt (d)	—	8	—	—	8
Net (loss) income attributable to Realogy Holdings	$(462)	$(14)	$98	$18	$(360)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $58 million, $65 million, $97 million and $96 million for the three months ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, respectively. Such amounts are eliminated through Corporate and Other.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2020	2020	2020	2020	2020
Realogy Franchise Group	$2	$4	$4	$5	$15
Realogy Brokerage Group	9	12	11	5	37
Realogy Title Group	1	2	—	1	4
Corporate and Other	—	—	2	9	11
Total Company	$12	$18	$17	$20	$67
(c)Non-cash impairments include:
•a goodwill impairment charge of $413 million related to Realogy Brokerage Group and an impairment charge of $30 million related to Realogy Franchise Group's trademarks during the three months ended March 31, 2020;
•$30 million, $44 million and $59 million of reserves recorded during the three months ended March 31, 2020, June 30, 2020 and September 30, 2020, respectively, (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds which were included in Impairments in connection with the reclassification of Cartus Relocation Services as continuing operations during the fourth quarter of 2020;
•a goodwill impairment charge of $22 million related to Cartus Relocation Services and an impairment charge of $34 million related to Cartus Relocation Services' trademarks during the three months ended December 31, 2020; and
•$4 million, $19 million, $11 million and $16 million of other impairment charges primarily related to lease asset impairments incurred during the three months ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, respectively.
(d)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.

Realogy Reports Financial Results for Third Quarter 2021                        18

Table 6c

REALOGY HOLDINGS CORP.
2020 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2020	2020	2020	2020	2020
Revenues
Gross commission income	$850	$919	$1,458	$1,442	$4,669
Service revenue	202	219	281	281	983
Franchise fees	71	85	133	130	419
Other	45	32	37	36	150
Net revenues	1,168	1,255	1,909	1,889	6,221
Expenses
Commission and other agent-related costs	630	685	1,105	1,107	3,527
Operating	368	320	380	405	1,473
Marketing	59	41	55	60	215
General and administrative	88	69	108	147	412
Former parent legacy cost, net	—	—	1	—	1
Restructuring costs, net	12	18	17	20	67
Impairments	477	63	70	72	682
Depreciation and amortization	45	46	43	52	186
Interest expense, net	101	59	48	38	246
Loss on the early extinguishment of debt	—	8	—	—	8
Other expense, net	—	—	—	(5)	(5)
Total expenses	1,780	1,309	1,827	1,896	6,812
(Loss) income before income taxes, equity in earnings and noncontrolling interests	(612)	(54)	82	(7)	(591)
Income tax (benefit) expense	(141)	(5)	36	6	(104)
Equity in earnings of unconsolidated entities	(9)	(36)	(53)	(33)	(131)
Net (loss) income	(462)	(13)	99	20	(356)
Less: Net income attributable to noncontrolling interests	—	(1)	(1)	(2)	(4)
Net (loss) income attributable to Realogy Holdings	$(462)	$(14)	$98	$18	$(360)

(Loss) earnings per share attributable to Realogy Holdings shareholders:
Basic (loss) earnings per share	$(4.03)	$(0.12)	$0.85	$0.16	$(3.13)
Diluted (loss) earnings per share	$(4.03)	$(0.12)	$0.84	$0.15	$(3.13)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	114.7	115.4	115.4	115.5	115.2
Diluted	114.7	116.2	116.7	118.2	115.2

Realogy Reports Financial Results for Third Quarter 2021                        19

Table 7
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(In millions)
A reconciliation of net income (loss) attributable to Realogy Holdings to Free Cash Flow is set forth in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) attributable to Realogy Holdings	$114	$98	$296	$(378)
Income tax expense (benefit), net of payments	29	45	93	(101)
Interest expense, net	52	48	147	208
Cash interest payments	(38)	(28)	(121)	(133)
Depreciation and amortization	50	43	152	134
Capital expenditures	(21)	(20)	(71)	(69)
Restructuring costs and former parent legacy items, net of payments	(3)	10	(8)	15
Impairments	1	70	3	610
Loss on the early extinguishment of debt	3	—	21	8
Loss (gain) on the sale of business, net	1	—	(14)	—
Working capital adjustments	73	108	(34)	53
Relocation receivables (assets), net of securitization obligations	21	21	(6)	(60)
Free Cash Flow	$282	$395	$458	$287
A reconciliation of net cash provided by operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$303	$385	$489	$418
Property and equipment additions	(21)	(20)	(71)	(69)
Net change in securitization	—	30	40	(62)
Effect of exchange rates on cash and cash equivalents	—	—	—	—
Free Cash Flow	$282	$395	$458	$287

Net cash used in investing activities	$(17)	$(21)	$(68)	$(84)
Net cash used in financing activities	$(446)	$(671)	$(238)	$(203)

Realogy Reports Financial Results for Third Quarter 2021                        20

Table 8a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED SEPTEMBER 30, 2021
(In millions)
The senior secured leverage ratio is tested quarterly pursuant to the terms of the senior secured credit facilities*. For the trailing four-quarter period ended September 30, 2021, Realogy Group LLC was required to maintain a senior secured leverage ratio not to exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing four quarters EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include the 7.625% Senior Secured Second Lien Notes, our unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes adjustments to Operating EBITDA for retention and disposition costs, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the trailing four-quarter period. The Company was in compliance with the senior secured leverage ratio covenant at September 30, 2021 with a ratio of negative 0.27 to 1.00.
A reconciliation of net (loss) income attributable to Realogy Group to Operating EBITDA and EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended September 30, 2021 is set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Nine Months Ended	Three Months Ended	Nine Months Ended	Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2020	September 30, 2021	September 30, 2021
Net (loss) income attributable to Realogy Group (a)	$(360)	$(378)	$18	$296	$314
Income tax (benefit) expense	(104)	(110)	6	125	131
(Loss) income before income taxes	(464)	(488)	24	421	445
Depreciation and amortization	186	134	52	152	204
Interest expense, net	246	208	38	147	185
Restructuring costs, net	67	47	20	14	34
Impairments	682	610	72	3	75
Former parent legacy cost, net	1	1	—	1	1
Loss on the early extinguishment of debt	8	8	—	21	21
Gain on the sale of business, net	—	—	—	(14)	(14)
Operating EBITDA (b)	726	520	206	745	951
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (c)					28
Non-cash charges (d)					26
Pro forma effect of acquisitions and new franchisees (e)					5
Incremental securitization interest costs (f)					3
EBITDA as defined by the Senior Secured Credit Agreement*					$1,013
Total senior secured net debt (g)					$(272)
Senior secured leverage ratio*					(0.27)	x
_______________
(a)Net (loss) income attributable to Realogy consists of: (i) income of $18 million for the fourth quarter of 2020, (ii) income of $33 million for the first quarter of 2021, (iii) income of $149 million for the second quarter of 2021 and (iv) income of $114 million for the third quarter of 2021.
(b)Operating EBITDA consists of: (i) $206 million for the fourth quarter of 2020, (ii) $162 million for the first quarter of 2021, (iii) $310 million for the second quarter of 2021 and (iv) $273 million for the third quarter of 2021.
(c)Represents the four-quarter pro forma effect of business optimization initiatives.

Realogy Reports Financial Results for Third Quarter 2021                        21

(d)Represents the elimination of non-cash expenses including $41 million of stock-based compensation expense less $7 million of other items, $4 million of foreign exchange benefits and $4 million for the change in the allowance for doubtful accounts and notes reserves for the four-quarter period ended September 30, 2021.
(e)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on October 1, 2020. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of October 1, 2020.
(f)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended September 30, 2021.
(g)Represents total borrowings under the senior secured credit facilities (including the Revolving Credit Facility) and Term Loan A Facility and borrowings secured by a first priority lien on our assets of $234 million plus $26 million of finance lease obligations less $532 million of readily available cash as of September 30, 2021. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations, 7.625% Senior Secured Second Lien Notes or unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes.

* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015 (the "Term Loan A Agreement"), as amended from time to time. Our Unsecured Notes include our 4.875% Senior Notes due 2023, 9.375% Senior Notes due 2027 and 5.75% Senior Notes due 2029. Exchangeable Senior Notes refers to our 0.25% Exchangeable Senior Notes due 2026. 7.625% Senior Secured Second Lien Notes refers to our 7.625% Senior Secured Second Lien Notes due 2025.

Realogy Reports Financial Results for Third Quarter 2021                        22

Table 8b

NET DEBT LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED SEPTEMBER 30, 2021
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities, for the four-quarter period ended September 30, 2021 (referred to as net debt leverage ratio) is set forth in the following table:

	As of September 30, 2021
Non-extended Revolving Credit Commitment	$—
Extended Revolving Credit Commitment	—
Extended Term Loan A	234
7.625% Senior Secured Second Lien Notes	550
4.875% Senior Notes	407
9.375% Senior Notes	550
5.75% Senior Notes	900
0.25% Exchangeable Senior Notes	403
Finance lease obligations	26
Corporate Debt (excluding securitizations)	3,070
Less: Cash and cash equivalents	701
Net Corporate Debt (excluding securitizations)	$2,369

EBITDA as defined by the Senior Secured Credit Agreement (a)	$1,013

Net Debt Leverage Ratio (b)	2.3	x
_______________
(a)See Table 8a for a reconciliation of Net (loss) income attributable to Realogy Group to EBITDA as defined by the Senior Secured Credit Agreement.
(b)Net Debt Leverage Ratio is substantially similar to Consolidated Leverage Ratio (as defined under the indentures governing the 9.375% Notes and 7.625% Senior Secured Second Lien Notes), except that when the Consolidated Leverage Ratio is measured at March 31 of any given year, the calculation includes a positive $200 million seasonality adjustment to cash and cash equivalents.

Realogy Reports Financial Results for Third Quarter 2021                        23

Table 9
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the (gain) loss on the early extinguishment of debt, impairments, the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are presented.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.